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Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Data
of First Community, First Charter, Pacific Western and W.H.E.C.

        The following tables present financial data for First Community, First Charter, Pacific Western and W.H.E.C. after giving effect to the mergers and the proceeds received from this offering and the separate offering of trust preferred securities described in Note 12, which we refer to as "pro forma" information. The pro forma financial data give effect to the mergers under the purchase accounting method in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In presenting the pro forma information for certain time periods, First Community assumed that First Community, First Charter, Pacific Western and W.H.E.C. had been merged throughout those periods. The following unaudited pro forma combined financial data combines the historical consolidated condensed financial statements of First Community and the historical consolidated condensed financial statements of First Charter, the historical condensed financial statements of Pacific Western and the historical consolidated condensed financial statements of W.H.E.C., giving effect of the mergers as if they had been effective on September 30, 2001 and December 31, 2000, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information should be read in conjunction with the historical financial statements of the companies, including their respective notes thereto, which are included in other First Community filings.

        First Community expects that it will incur reorganization and restructuring expenses as a result of combining First Charter, Pacific Western and W.H.E.C. with First Community. The effect of the estimated merger and reorganization costs expected to be incurred in connection with the mergers has been reflected in the pro forma combined balance sheets. First Community also anticipates that the mergers will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. However, First Community does not reflect any of these anticipated cost savings or benefits in the pro forma information. Finally, the pro forma financial information does not reflect any divestitures of branches or deposits that may be required in connection with the mergers. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the unaudited historical interim periods have been included.

        As described in Note 1, on October 8, 2001, First Charter Bank, N.A. merged with and into First Professional Bank, N.A., a wholly owned subsidiary of First Community. The First Charter merger was accounted for using purchase accounting. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001, and for the year ended December 31, 2000, and the Unaudited Pro Forma Combined Condensed Balance Sheets as of September 30, 2001 and December 31, 2000 are additionally presented as if the First Charter merger occurred at the beginning of the periods for the Unaudited Pro Forma Combined Condensed Statements of Income and as of the indicated dates for the Pro Forma Combined Condensed Balance Sheets. Such information presented is not intended to reflect the actual results that would have been achieved had the First Charter merger actually occurred on those dates, and it should be read in conjunction with the historical financial information included in other First Community filings.

        As described in Note 6, on January 16, 2001, Professional Bancorp merged with and into First Community. The Professional Merger was accounted for using purchase accounting. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001, and for the year ended December 31, 2000, and the Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2000 are additionally presented as if the Professional Merger occurred at the beginning of the periods presented for the Unaudited Pro Forma Combined Condensed Statements of Income or as of December 31, 2000 for the Unaudited Pro Forma Combined Condensed Balance Sheet. Such information presented is not intended to reflect the actual results that would have been achieved had the Professional Merger actually occurred on those dates, and it should be read in conjunction with the historical financial information included in other First Community filings.

        As described in Note 11, on August 21, 2001, First Community entered into an agreement to acquire Pacific Western National Bank (the "Pacific Western Acquisition"). The Pacific Western Acquisition will be accounted for using purchase accounting. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001, and for the year ended December 31, 2000 and the Unaudited Pro Forma Combined Condensed Balance Sheets as of September 30, 2001 and December 31, 2000 are additionally presented as if the Pacific Western Acquisition occurred at the beginning of the periods for the Unaudited Pro Forma Combined Condensed Statements of Income and as of the indicated dates for the Pro Forma Combined Condensed Balance Sheets. Such information presented is not intended to reflect the actual results that would have been achieved had the Pacific Western Acquisition actually occurred on those dates, and it should be read in conjunction with the historical financial information included herein.

        As described in Note 16, on November 12, 2001, First Community entered into an agreement to acquire W.H.E.C., Inc. (the "W.H.E.C. Acquisition"). The W.H.E.C. Acquisition will be accounted for using the purchase method of accounting. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001, and for the year ended December 31, 2000 and the Unaudited Pro Forma Combined Condensed Balance Sheets as of September 30, 2001 and December 31, 2000 are additionally presented as if the W.H.E.C. Acquisition occurred at the beginning of the periods for the Unaudited Pro Forma Combined Condensed Statements of Income and as of the indicated dates for the Pro Forma Combined Condensed Balance Sheets. Such information presented is not intended to reflect the actual results that would have been achieved had the W.H.E.C. Acquisition actually occurred on those dates, and it should be read in conjunction with the historical financial statements included in other First Community filings.

Unaudited Pro Forma Combined Condensed Balance Sheets
At September 30, 2001

	First Community	First Charter	Pro Forma Adjustments		First Community Pro Forma	Pacific Western	Pro Forma Adjustments		Pro Forma w/ Pac Western	W.H.E.C.	Pro Forma Adjustments		Pro Forma w/ W.H.E.C.
	(In thousands, except per share data)
Assets:
Cash and due from banks	$48,737	$9,275	$—		$58,012	$12,016	$—		$70,028	$7,784	$—		$77,812
Federal funds sold	103,552	23,042	—		126,594	40,000	3,370	(aaa)	169,964	11,060	—		181,024

Total cash and cash equivalents	152,289	32,317	—		184,606	52,016	3,370		239,992	18,844	—		258,836
Interest-bearing deposits in financial institutions	285	3,061	—		3,346	—	—		3,346	450	—		3,796
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	1,487	628	—		2,115	348	—		2,463	119	—		2,582
Securities held to maturity	11,926	—	—		11,926	—	—		11,926	—	—		11,926
Securities available-for-sale	96,777	25,140	—		121,917	18,727	—		140,644	30,008	—		170,652

Total securities	110,190	25,768	—		135,958	19,075	—		155,033	30,127	—		185,160
Net loans	378,996	61,841	—		440,837	183,140	—		623,977	85,909	—		709,886
Premises and equipment	5,409	290	—		5,699	3,290	—		8,989	1,268	—		10,257
Other real estate owned	309	1,288	—		1,597	—	—		1,597	—	—		1,597
Goodwill	4,151	—	7,190	(aa)	11,341	—	20,920	(bbb)	32,261	—	13,471	(aaaa)	45,732
Other assets	20,199	2,418	427	(bb)	23,044	2,935	855	(ccc)	26,834	4,016	651	(bbbb)	31,501

Total Assets	$671,828	$126,983	$7,617		$806,428	$260,456	$25,145		$1,092,029	$140,614	$14,122		$1,246,765

Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$228,500	$34,920	$—		$263,420	$38,356	$—		$301,776	$44,338	$—		$346,114
Interest bearing deposits	379,668	75,825	—		455,493	202,084	—		657,577	84,704	—		742,281

Total deposits	608,168	110,745	—		718,913	240,440	—		959,353	129,042	—		1,088,395
Accrued interest payable and other liabilities	6,299	909	2,721	(cc)	9,929	1,087	4,074	(ddd)	15,090	1,137	2,957	(cccc)	19,184
Borrowed funds	16,387	6,000	—		22,387	—	20,000	(kkk)	42,387	—	—		42,387

Total Liabilities	630,854	117,654	2,721		751,229	241,527	24,074		1,016,830	130,179	2,957		1,149,966
Shareholders' Equity:
Convertible preferred stock	—	5,045	(5,045	)(dd)	—	—	—		—	—	—		—
Common stock	28,847	174	14,051	(ee)	43,072	1,536	18,464	(eee)	63,072	1,000	20,600	(dddd)	84,672
Additional paid-in-capital	—	12,439	(12,439	)(ff)	—	5,860	(5,860	)(fff)	—	3,055	(3,055	)(eeee)	—
Retained earnings (accumulated deficit)	10,920	(8,554)	8,554	(gg)	10,920	11,472	(11,472	)(ggg)	10,920	5,740	(5,740	)(ffff)	10,920
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on securities available-for-sale, net	1,207	225	(225	)(hh)	1,207	61	(61	)(hhh)	1,207	640	(640	)(gggg)	1,207

Total Shareholders' Equity	40,974	9,329	4,896		55,199	18,929	1,071		75,199	10,435	11,165		96,799

Total Liabilities and Shareholders' Equity	$671,828	$126,983	$7,617		$806,428	$260,456	$25,145		$1,092,029	$140,614	$14,122		$1,246,765

Number of common shares outstanding(1)	4,609.7	2,289.8			5,271.3	921.2			6,382.4	4,052.9			7,462.4
Common shareholders' equity per share	$8.89	$1.87			$10.47	$20.55			$11.78	$2.57			$12.97

(1)
The number of shares of our First Charter common stock outstanding does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

Unaudited Pro Forma Combined Condensed Balance Sheets
At December 31, 2000

	First Community	First Charter	Pro Forma Adjustments		First Community Pro Forma	Professional Bancorp	Professional Bancorp Pro Forma Adjustments		Pro Forma with Professional Bancorp	Pacific Western	Pacific Western Pro Forma Adjustments		Pro Forma with Pacific Western	W.H.E.C.	Pro Forma Adjustments		Pro Forma with W.H.E.C.
	(In thousands, except per share data)
Assets:
Cash and due from banks	$35,752	$12,369	$—		$48,121	$17,727	$—		$65,848	$12,187	$—		$78,035	$7,723	$—		$85,758
Federal funds sold	16,903	—	—		16,903	77,275	(8,431	)(a)	85,747	2,800	3,367	(aaa)	91,914	30,545	—		122,459

Total cash and cash equivalents	52,655	12,369	—		65,024	95,002	(8,431)		151,595	14,987	3,367		169,949	38,268	—		208,217
Interest-bearing deposits in financial institutions	495	16	—		511	447	—		958	—	—		958	549	—		1,507
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	913	779	—		1,692	415	—		2,107	261	—		2,368	119	—		2,487
Securities held to maturity	40,428	—	—		40,428	14,263	—		54,691	—	—		54,691	—	—		54,691
Securities available-for-sale	4,972	41,520	—		46,492	46,692	(425	)(a)	92,759	5,504	—		98,263	8,789	—		107,052

Total securities	46,313	42,299	—		88,612	61,370	(425)		149,557	5,765	—		155,322	8,908	—		164,230
Net loans	246,622	72,698	—		319,320	102,376	—		421,696	164,044	—		585,740	72,368	—		658,108
Premises and equipment	5,027	734	—		5,761	817	—		6,578	2,720	—		9,298	1,385	—		10,683
Other real estate owned	1,031	1,296	—		2,327	—	—		2,327	—	—		2,327	—	—		2,327
Goodwill	—	882	6,555	(aa)	7,437	—	4,634	(b)	12,071	—	22,190	(bbb)	34,261	—	15,093	(aaaa)	49,354
Other assets	6,144	3,038	427	(bb)	9,609	4,796	2,923	(c)	17,328	2,694	855	(ccc)	20,877	3,569	651	(bbbb)	25,097

Total Assets	$358,287	$133,332	$6,982		$498,601	$264,808	$(1,299)		$762,110	$190,210	$26,412		$978,732	$125,047	$15,744		$1,119,523

Liabilities and Shareholders' Equity
Liabilities:
Non-interest bearing deposits	$114,042	$34,909	$—		$148,951	$135,797	$—		$284,748	$33,455	$—		$318,203	$40,328	$—		$358,531
Interest bearing deposits	202,896	76,322	—		279,218	113,338	—		392,556	138,155	—		530,711	75,039	—		605,750

Total deposits	316,938	111,231	—		428,169	249,135	—		677,304	171,610	—		848,914	115,367	—		964,281
Borrowed funds	9,689	11,000	—		20,689	679	—		21,368	—	20,000	(kkk)	41,368	—	—		41,368
Accrued interest payable & other liabilities	3,888	1,137	2,721	(cc)	7,746	3,074	3,144	(d)	13,964	938	4,074	(ddd)	18,976	867	2,957	(cccc)	22,800

Total Liabilities	330,515	123,368	2,721		456,604	252,888	3,144		712,636	172,548	24,074		909,258	116,234	2,957		1,028,449
Shareholders' Equity:
Convertible preferred stock	—	5,045	(5,045	)(dd)	—	—	—		—	—	—		—	—	—		—
Common stock	20,402	174	14,051	(ee)	34,627	17	7,460	(e)	42,104	1,463	18,537	(eee)	62,104	1,000	20,600	(dddd)	83,704
Additional paid-in-capital	—	12,439	(12,439	)(ff)	—	21,271	(21,271	)(f)	—	4,987	(4,987	)(fff)	—	2,967	(2,967	)(eeee)	—
Treasury stock	—	—	—		—	(537)	537	(g)	—	—	—		—	—	—		—
Retained earnings (accumulated deficit)	7,432	(7,486)	7,486	(gg)	7,432	(8,264)	8,264	(h)	7,432	11,208	(11,208	)(ggg)	7,432	4,846	(4,846	)(ffff)	7,432
Accumulated other comprehensive loss: unrealized net losses on securities available-for-sale, net	(62)	(208)	208	(hh)	(62)	(567)	567	(i)	(62)	4	(4	)(hhh)	(62)	—	—		(62)

Total Shareholders' Equity	27,772	9,964	4,261		41,997	11,920	(4,443)		49,474	17,662	2,338		69,474	8,813	12,787		91,074

Total Liabilities & Shareholders' Equity	$358,287	$133,332	$6,982		$498,601	$264,808	$(1,299)		$762,110	$190,210	$26,412		$978,732	$125,047	$15,744		$1,119,523

Number of common shares outstanding(1)	3,971.4	2,289.8			4,633.0	2,030.8			5,137.7	921.2			6,248.8	200.0			7,328.8
Common shareholders' equity per share	$6.99	$2.15			$9.06	$5.87			$9.63	$19.17			$11.12	$44.07			$12.43

(1)
The number of shares of First Charter common stock outstanding does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

Unaudited Pro Forma Combined Condensed Income Statements
for the Nine Months Ended September 30, 2001

	First Community	First Charter	Pro Forma Adjustments	First Community Pro Forma	Pacific Western	Pro Forma Adjustments		Pro Forma w/ Pac Western	W.H.E.C.	Pro Forma Adjustments	Pro Forma w/ W.H.E.C.
	(In thousands, except per share data)
Interest income:
Interest and fees on loans	$24,705	$4,384	$—	$29,089	$14,607	$—		$43,696	$5,215	$—	$48,911
Interest on interest-bearing deposits in financial institutions	18	43	—	61	—	—		61	23	—	84
Interest on investment securities	4,485	1,114	—	5,599	308	—		5,907	736	—	6,643
Interest on federal funds sold	3,255	509	—	3,764	15	—		3,779	680	—	4,459

Total interest income	32,463	6,050	—	38,513	14,930	—		53,443	6,654	—	60,097
Interest expense:
Interest expense on deposits	7,520	2,844	—	10,364	5,855	—		16,219	2,064	—	18,283
Interest expense on borrowed funds	989	301	—	1,290	16	1,125	(iii)	2,431	—	—	2,431

Total interest expense	8,509	3,145	—	11,654	5,871	1,125		18,650	2,064	—	20,714

Net interest income	23,954	2,905	—	26,859	9,059	(1,125)		34,793	4,590	—	39,383
Less: provision for loan losses	639	—	—	639	930	—		1,569	35	—	1,604

Net interest income after provision for loan losses	23,315	2,905	—	26,220	8,129	(1,125)		33,224	4,555	—	37,779
Non-interest income:
Service charges, commissions and fees	2,837	123	—	2,960	862	—		3,822	1,177	—	4,999
Other income	579	1,495	—	2,074	170	—		2,244	33	—	2,277

Total non-interest income	3,416	1,618	—	5,034	1,032	—		6,066	1,210	—	7,276
Non-interest expense:
Salaries and employee benefits	9,545	1,474	—	11,019	3,395	—		14,414	2,319	—	16,733
Occupancy, furniture and equipment	3,247	753	—	4,000	1,357	—		5,357	690	—	6,047
Professional services	2,634	1,246	—	3,880	1,080	—		4,960	359	—	5,319
Stationery, supplies and printing	462	35	—	497	574	—		1,071	181	—	1,252
FDIC assessment	325	14	—	339	20	—		359	15	—	374
Cost of other real estate owned	52	15	—	67	—	—		67	—	—	67
Advertisting	347	3	—	350	320	—		670	188	—	858
Insurance	210	80	—	290	60	—		350	57	—	407
Goodwill and amortization	207	—	—	207	—	—		207	—	—	207
Other	1,528	897	—	2,425	291	—		2,716	184	—	2,900

Total non-interest expense	18,557	4,517	—	23,074	7,097	—		30,171	3,993	—	34,164

Income before income taxes	8,174	6	—	8,180	2,064	(1,125)		9,119	1,772	—	10,891
Income taxes	3,458	1	—	3,459	852	(473	)(jjj)	3,838	630	—	4,468

Income (loss) from continuing operations	4,716	5	—	4,721	1,212	(652)		5,281	1,142	—	6,423
Discontinued operations:
Loss from operations of discontinued merchant card processing (net of income taxes)	—	(948)	—	(948)	—	—		(948)	—	—	(948)
Loss on disposal of merchant card processing, including provision of $478 for operating losses during phase-out period (net of income taxes)	—	(125)	—	(125)	—	—		(125)	—	—	(125)

Loss from discontinued operations	—	(1,073)	—	(1,073)	—	—		(1,073)	—	—	(1,073)

Net income (loss)	$4,716	$(1,068)	$—	$3,648	$1,212	$(652)		$4,208	$1,142	$—	$5,350
Preferred dividends	—	—	—	—	—	—		—	—	—	—

Net income (loss) available to common shareholders	$4,716	$(1,068)	$—	$3,648	$1,212	$(652)		$4,208	$1,142	—	$5,350

Per share information:
Number of shares (weighted average)
Basic	4,517.9	2,289.8		5,179.5	921.2			6,290.6	4,019.5		7,370.6
Diluted (1)	4,751.1	2,289.8		5,412.7	951.3			6,523.8	4,546.2		7,603.8
Income (loss) per share:
Basic
From continuing operations	$1.04	$—		$0.91	$1.32			$0.84	$0.28		$0.87
From discontinued operations	—	(0.47)		(0.21)	—			(0.17)	—		(0.15)

Basic income (loss) per common share	$1.04	$(0.47)		$0.70	$1.32			$0.67	$0.28		$0.72

Diluted (2)
From continuing operations	$0.99	$—		$0.87	$1.27			$0.81	$0.25		$0.84
From discontinued operations	—	(0.47)		(0.20)	—			(0.16)	—		(0.14)

Diluted income (loss) per common share	$0.99	$(0.47)		$0.67	$1.27			$0.65	$0.25		$0.70

(1)
The diluted number of shares of First Charter common stock does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

(2)
Does not include the impact of options to purchase First Charter convertible preferred stock.

Unaudited Pro Forma Combined Condensed Income Statements
for the Year Ended December 31, 2000

	First Community	First Charter	Pro Forma Adjustments	First Community Pro Forma	Professional Bancorp	Professional Bancorp Pro Forma Adjustments		Pro Forma with Professional Bancorp	Pacific Western	Pacific Western Pro Forma Adjustments	Pro Forma with Pacific Western	W.H.E.C.	Pro Forma Adjustments	Pro Forma with W.H.E.C.
	(In thousands, except per share data)
Interest income:
Interest and fees on loans	$23,980	$5,750	$—	$29,730	$11,901	$—		$41,631	$16,512	$—	$58,143	$7,370	$—	$65,513
Interest on interest-bearing deposits in financial institutions	257	15	—	272	35	—		307	—	—	307	32	—	339
Interest on investment securities	2,957	1,723	—	4,680	4,030	—		8,710	439	—	9,149	442	—	9,591
Interest on federal funds sold	1,637	458	—	2,095	3,356	—		5,451	498	—	5,949	1,005	—	6,954

Total interest income	28,831	7,946	—	36,777	19,322	—		56,099	17,449	—	73,548	8,849	—	82,397
Interest expense:
Interest expense on deposits	7,551	3,522	—	11,073	3,431	—		14,504	5,641	—	20,145	2,376	—	22,521
Interest expense on borrowed funds	373	55	—	428	51	582	(j)	1,061	9	1,500 (iii)	2,570	—	—	2,570

Total interest expense	7,924	3,577	—	11,501	3,482	582		15,565	5,650	1,500	22,715	2,376	—	25,091

Net interest income	20,907	4,369	—	25,276	15,840	(582)		40,534	11,799	(1,500)	50,833	6,473	—	57,306
Less: provision for loan losses	520	(205)	—	315	11,732	—		12,047	840	—	12,887	125	—	13,012

Net interest income after provision for loan losses	20,387	4,574	—	24,961	4,108	(582)		28,487	10,959	(1,500)	37,946	6,348	—	44,294
Non-interest income:
Service charges, commissions and fees	1,637	165	—	1,802	1,314	—		3,116	1,125	—	4,241	1,363	—	5,604
Gain on sale of securities	—	10	—	10	—	—		10	—	—	10	—	—	10
Other income	828	1,194	—	2,022	4,646	—		6,668	113	—	6,781	31	—	6,812

Total non-interest income	2,465	1,369	—	3,834	5,960	—		9,794	1,238	—	11,032	1,394	—	12,426
Non-interest expense:
Salaries and employee benefits	6,673	2,203	—	8,876	7,868	—		16,744	4,104	—	20,848	3,246	—	24,084
Occupancy, furniture and equipment	2,455	1,063	—	3,518	2,040	—		5,558	1,604	—	7,162	924	—	8,086
Professional services	1,914	1,189	—	3,103	2,790	—		5,893	651	—	6,544	450	—	6,994
Stationery, supplies and printing	418	65	—	483	669	—		1,152	700	—	1,852	230	—	2,082
Cost of other real estate owned	356	93	—	449	—	—		449	—	—	449	—	—	449
Advertising	435	24	—	459	311	—		770	385	—	1,155	349	—	1,504
Insurance	128	109	—	237	125	—		362	56	—	418	66	—	484
Goodwill amortization	—	—	—	—	—	309	(k)	309	—	—	309	—	—	309
Merger costs	3,561	—	—	3,561	—	—		3,561	—	—	3,561	—	—	3,561
Loss on sale of securities	11	5	—	16	—	—		16	—	—	16	—	—	16
Other	2,194	296	—	2,490	1,306	—		3,796	1,115	—	4,911	282	—	5,193

Total non-interest expense	18,145	5,047	—	23,192	15,109	309		38,610	8,615	—	47,225	5,547	—	52,772

Income before income taxes	4,707	896	—	5,603	(5,041)	(891)		(329)	3,582	(1,500)	1,753	2,195	—	3,948
Income taxes	2,803	1	—	2,804	2	(244	)(1)	2,562	1,462	(630) (jjj)	3,394	865	—	4,259

Income (loss) from continuing operations	1,904	895	—	2,799	(5,043)	(647)		(2,891)	2,120	(870)	(1,641)	1,330	—	(311)
Discontinued operations:
Loss from operations of discontinued merchant card processing operations (net of income taxes)	—	(44)	—	(44)	—	—		(44)	—	—	(44)	—	—	(44)

Net income (loss)	1,904	851	—	2,755	(5,043)	(647)		(2,935)	2,120	(870)	(1,685)	—	—	(44)
Preferred dividends	—	660	(660)	—	—	—		—	—	—	—	—	—	—

Net income (loss) available to common shareholders	$1,904	$191	$660	$2,755	$(5,043)	$(647)		$(2,935)	$2,120	$(870)	$(1,685)	$1,330	$—	$(355)

Unaudited Pro Forma Combined Condensed Income Statements
for the Year Ended December 31, 2000 (Continued)

	First Community	First Charter	Pro Forma Adjustments	First Community Pro Forma	Professional Bancorp		Professional Bancorp Pro Forma Adjustments	Pro Forma with Professional Bancorp		Pacific Western	Pacific Western Pro Forma Adjustments	Pro Forma with Pacific Western		W.H.E.C.	Pro Forma Adjustments	Pro Forma with W.H.E.C.
	(In thousands, except per share data)
Per share information:
Number of shares (weighted average)
Basic	3,908.3	2,289.8		4,569.9	2,030.8			5,074.6		921.2		6,185.7		4,015.3		7,265.7
Diluted(1)	4,090.4	74,658.2		4,752.0	2,030.8			5,256.7		942.6		6,367.8		4,329.5		7,447.8
Income (loss) per share:
Basic
From continuing operations	$0.49	$0.10		$0.61	$(2.48)			$(0.57)		$2.30		$(0.26)		$0.33		$(0.04)
From discontinued operations	—	(0.02)		(0.01)	—			(0.01)		—		(0.01)		—		(0.01)

Basic income (loss) per common share	$0.49	$0.08		$0.60	$(2.48)			$(0.58)		$2.30		$(0.27)		$0.33		$(0.05)

Diluted(1)
From continuing operations	$0.47	$0.01		$0.59	$(2.48)	*		$(0.57)	*	$2.25		$(0.26)	*	$0.31		$(0.04)	*
From discontinued operations	—	—		(0.01)	—			(0.01)	*	—		(0.01)	*	—		(0.01)	*

Diluted income (loss) per common share	$0.47	$0.01		$0.58	$(2.48)	*		$(0.58)	*	$2.25		$(0.27)	*	$0.31		$(0.05)	*

(*)
Effect is anti-dilutive
(1)
Does not include the impact of options to purchase First Charter convertible preferred stock.

Notes to Unaudited Pro Forma Condensed Combined Financial Data
of First Community, First Charter, Professional Bancorp, Pacific Western and W.H.E.C.

NOTE 1: BASIS OF PRESENTATION OF FIRST CHARTER

        Certain historical data of First Charter have been reclassified on a pro forma basis to conform to First Community's classifications. Transactions between First Community and First Charter are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma numbers of common shares outstanding, common shareholders' equity per share, weighted average number of shares (basic and diluted) and income (loss) per share (basic and diluted) are based on the share amounts for First Community plus the share amounts for First Charter multiplied by the First Charter exchange ratio of 0.008635 and includes the conversion of First Charter convertible preferred stock into First Community common stock as provided by the merger agreement. Prior to the merger and the conversion of 7,000 shares of preferred stock into common stock immediately prior to the record date, First Charter has 2,289,779 common shares and 110,000 convertible preferred shares outstanding. The convertible preferred shares are equivalent to 72,368,421 First Charter common shares. As a result of the conversion of First Charter convertible preferred stock into First Community common stock, preferred dividends are eliminated in the pro forma combined condensed income statements.

NOTE 2: PURHCASE PRICE OF FIRST CHARTER ACQUISITION

        The purchase price is based on issuing approximately 661,609 common shares of First Community common stock. The price of First Community common stock on the acquisition date was $21.50 resulting in a total purchase price of approximately $14,225,000.

NOTE 3: ALLOCATION OF PURCHASE PRICE OF FIRST CHARTER ACQUISITION

        The purchase price of First Charter has been allocated as follows (in thousands):

Cash and cash equivalents	$32,317
Time deposits in financial institutions	3,061
Securities	25,768
Net loans	61,841
Goodwill	7,190
Premises and equipment	290
Other real estate owned	1,288
Other assets	2,845
Deposits	(110,745)
Borrowed funds	(6,000)
Other liabilities	(3,630)

Total purchase price	$14,225

        In allocating the purchase price, the following adjustments were made to First Charter's historical amounts. Other liabilities were increased by $2,721,000, representing the estimated merger costs. Other assets were increased by $427,000, representing the tax effects of the estimated merger costs. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair market value adjustments were considered to be immaterial to the financial presentation. These preliminary purchase price adjustments are subject to further refinement.

        In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," beginning on January 1, 2002, amortization of goodwill and intangibles with indefinite lives will cease.

NOTE 4: MERGER COSTS OF FIRST CHARTER

        The unaudited pro forma combined condensed financial data reflect First Community's and First Charter's respective management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $2,721,000 ($2,294,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the First Charter merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs include the following:

Employee costs	$446,000
Conversion costs	400,000
Other costs	170,000

1,016,000
Tax benefits	427,000

589,000
Investment banking and other professional fees	1,705,000

$2,294,000

        These cost estimates are forward-looking. While the costs represent management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the merger of First Charter with First Community, which will be developed by various of First Community's and First Charter's task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the merger and resultant integration of operations will impact these estimates; the type and amount of costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 5: KEY TO PRO FORMA ADJUSTMENTS OF FIRST CHARTER ACQUISITION

        Summarized below are the pro forma adjustments necessary to reflect the acquisition of First Charter based on the purchase method of accounting:

  aa)
  Reflect goodwill resulting from the purchase method of accounting. See note 3.

  bb)
  Reflect the deferred tax asset to the deductible merger costs. See note 4.

  cc)
  Adjust liabilities for accrued merger costs. See note 4.

  dd)
  Reflect conversion of preferred stock to First Community common stock

  ee)
  Reflect issuance of common stock to First Charter shareholders.

  ff)
  Eliminate First Charter additional paid-in-capital.

  gg)
  Eliminate First Charter retained losses.

  hh)
  Eliminate First Charter unrealized losses on securities available-for-sale.

NOTE 6: BASIS OF PRESENTATION OF PROFESSIONAL ACQUISITION

        On January 16, 2001, Professional Bancorp, Inc. merged (the "Professional Merger") with and into First Community, with First Community as the surviving entity. The merger was consummated pursuant to the terms of an Agreement and Plan of Merger, dated as of August 7, 2000, by and between First Community and Professional Bancorp (the "Professional Merger Agreement").

        Pursuant to the Professional Merger Agreement, each issued and outstanding share of common stock of Professional Bancorp prior to the Professional Merger (other than as provided in the Professional Merger Agreement) was converted into the right to receive either 0.55 shares of First Community Common Stock or $8.00 in cash. Upon consummation of the Professional Merger, First Community issued approximately 504,747 shares of common stock to former holders of Professional Bancorp common stock, and as a result, the former shareholders of Professional Bancorp common stock own shares of First Community common stock representing approximately 11.3% of the outstanding shares of First Community common stock.

        The Professional Merger was accounted for using the purchase method. Therefore, operating results of First Community for the year ended December 31, 2000 do not include the operations of Professional Bancorp. Also, the balance sheet of First Community as of December 31, 2000 does not include the balance sheet of Professional Bancorp. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statement of Income for the one year period ended December 31, 2000 includes the operations of Professional Bancorp, Inc. as if the Professional Merger occurred at the beginning of the period and the Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2000 includes Professional Bancorp, Inc. as if the Professional Merger had occurred on that date.

        The information for Professional Bancorp, Inc. for the year ended December 31, 2000 is derived from the audited consolidated financial statements of Professional Bancorp. This information should be read in conjunction with the historical consolidated financial statements of Professional Bancorp, Inc. including the respective notes thereto, which are included in other First Community filings. The unaudited pro forma combined condensed financial data does not give effect to any operating efficiencies anticipated in conjunction with the Professional Merger.

        Certain historical data of Professional Bancorp, Inc. have been reclassified on a pro forma basis to conform to First Community's classifications.

NOTE 7: PURCHASE PRICE AND FUNDING OF PROFESSIONAL MERGER

        The purchase price is based on $8 per share for Professional Bancorp, Inc. shareholders receiving the cash consideration and an exchange ratio of 0.55 First Community shares for Professional Bancorp shareholders receiving the stock consideration. Based on the $14.81 closing price of First Community on the day prior to the completion of the Professional Merger, those Professional Bancorp, Inc. shareholders choosing the stock consideration received a value of $8.15 per share.

        The total consideration paid in connection with the Professional Merger is calculated as:

	Stock Consideration	Cash Consideration		Total
Professional Bancorp common shares outstanding	917,722	1,113,032		2,030,754
Exchange ratio	0.55

	504,747	1,113,032
Value received	$14.81	$7.96	*

Total purchase price	$7,475,000	$8,858,000		$16,333,000

*
Less than $8.00 per share as a result of First Community purchasing some shares at market prior to the Professional Merger.

        The cash portion of the purchase price was financed through a combination of the issuance of $8 million of trust preferred securities which occurred in September 2000, a revolving line of credit and dividends from First Community's subsidiary banks. (Note: Trust preferred securities count as Tier 1 capital for regulatory purposes.)

        Professional Bancorp, Inc. shareholders had the option to elect cash of $8 or 0.55 shares of First Community common stock for each share of Professional Bancorp, Inc. common stock owned. Based upon the elections, 917,722 shares of Professional Bancorp Common Stock were exchanged for approximately 504,747 shares of First Community Common Stock and 1,113,032 shares of Professional Bancorp Common Stock were exchanged for approximately $8,904,000.

        As a result of the issuance of trust preferred, historical interest expense on the accompanying pro forma combined condensed income statements for the year ended December 31, 2000, has been increased by $582,000 representing the interest expense on the trust preferred.

NOTE 8: ALLOCATION OF PURCHASE PRICE OF PROFESSIONAL MERGER

        The purchase price of Professional Bancorp, Inc. has been allocated as follows:

Cash and cash equivalents	$95,002,000
Time deposits in financial institutions	447,000
Securities	61,370,000
Net loans	102,376,000
Goodwill	4,634,000
Premises and equipment	817,000
Other assets	7,763,000
Deposits	(249,135,000)
Borrowed funds	(679,000)
Other liabilities	(6,262,000)

Total purchase price	$16,333,000

        In allocating the purchase price, the following adjustments were made to Professional Bancorp, Inc.'s historical amounts. Other liabilities were increased by $3,144,000, representing the estimated merger costs. Other assets were increased by $2,923,000, representing the tax effects of the estimated merger costs and the reduction of the valuation reserve against the deferred tax asset. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair value adjustments were considered to be immaterial to the financial presentation. Goodwill is amortized on a straight line basis over fifteen years. These preliminary purchase price adjustments are subject to further refinement.

NOTE 9: MERGER COSTS OF PROFESSIONAL MERGER

        The table below reflects First Community's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $3,144,000 ($221,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

Employee costs (severance and retention costs)	$2,220,000
Professional services	169,000
Conversion and other costs	755,000

Total	3,144,000
Tax benefits of above costs	1,003,000
Reversal of tax valuation allowance	1,920,000

Net merger costs	$221,000

        First Community management's cost estimates are forward-looking. While the costs represent First Community management's current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 10: KEY TO PRO FORMA ADJUSTMENTS OF PROFESSIONAL MERGER

        Summarized below are the pro forma adjustments necessary to reflect the acquisition of Professional Bancorp, Inc. based on the purchase method of accounting:

  a)
  Use cash as part of the cash portion of the purchase price. See note 7.

  b)
  Reflect goodwill resulting from the purchase method of accounting. See note 8.

  c)
  Reflect the deferred tax asset related to the deductible merger costs. See note 9.

  d)
  Adjust liabilities for accrued merger costs. See note 9.

  e)
  Reflect issuance of common stock to Professional Bancorp, Inc. shareholders.

  f)
  Eliminate Professional Bancorp, Inc. additional paid-in-capital.

  g)
  Eliminate Professional Bancorp, Inc. treasury stock.

  h)
  Eliminate Professional Bancorp, Inc. retained losses.

  i)
  Eliminate Professional Bancorp, Inc. unrealized losses on securities available-for-sale.

  j)
  Interest expense related to the issuance of trust preferred.

  k)
  Amortization of goodwill on a straight-line basis over fifteen years.

  l)
  Tax benefits associated with the additional interest expense.

NOTE 11: BASIS OF PRESENTATION OF PACIFIC WESTERN ACQUISITION

        On August 21, 2001, First Community entered into an agreement with Pacific Western National Bank ("Pacific Western," the "Pacific Western Agreement"), whereby Pacific Western would merge with and into a subsidiary of First Community (the "Pacific Western Acquisition"). It is expected that the Pacific Western Acquisition will close in the first quarter of 2002.

        Pursuant to the Pacific Western Agreement, each issued and outstanding share of common stock of Pacific Western prior to the Pacific Western Acquisition (other than as provided in the Pacific Western Agreement) will be converted into the right to receive $37.15 in cash, for a total purchase price of approximately $36.6 million. First Community anticipates raising $30,000,000 through a rights offering of 1,538,000 shares of First Community Common Stock. The remainder of the purchase price will be funded through cash available at Pacific Western.

        The Pacific Western Acquisition will be accounted for using purchase accounting. Therefore, operating results of First Community for the year ended December 31, 2000 and the nine-month period ended September 30, 2001 will not include the operations of Pacific Western. Also, the balance sheets of First Community as of September 30, 2001 and December 31, 2000 will not include the balance sheet of Pacific Western. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001 and the one year period ended December 31, 2000 includes the operations of Pacific Western as if the Pacific Western Acquisition occurred at the beginning of the periods and the Unaudited Pro Forma Combined Condensed Balance Sheets as of September 30, 2001 and December 31, 2000 include Pacific Western as if the Pacific Western Acquisition had occurred on those dates.

        The information for Pacific Western as of and for the year ended December 31, 2000 is derived from the audited consolidated financial statements of Pacific Western. This information should be read in conjunction with the historical consolidated financial statements of Pacific Western including the respective notes thereto, which are included in other First Community filings. The unaudited pro forma combined condensed financial data does not give effect to any operating efficiencies anticipated in conjunction with the Pacific Western Acquisition.

        Certain historical data of Pacific Western have been reclassified on a pro forma basis to conform to First Community's classifications.

NOTE 12: PURCHASE PRICE AND FUNDING OF PACIFIC WESTERN ACQUISITION

        The purchase price is based on $37.15 per share for Pacific Western shareholders.

        The total consideration to be paid in connection with the Pacific Western Acquisition is calculated as:

	Shares	Price/ "In the Money"	Total Consideration (In thousands)
Common shares	921,185	$37.15	$34,222
Options	111,802	$21.54	2,408

Total purchase price			$36,630

        It is anticipated that the purchase price will be financed through the issuance $20,000,000 of trust preferred securities and the issuance of approximately 1,111,100 shares of Company Common Stock for $20 million through a rights offering.

NOTE 13: ALLOCATION OF PURCHASE PRICE OF PACIFIC WESTERN ACQUISITION

        The purchase price of Pacific Western has been preliminarily allocated as follows (in thousands):

Cash and cash equivalents	$52,016
Securities	19,075
Net loans	183,140
Goodwill	20,920
Premises and equipment	3,290
Other assets	3,790
Deposits	(240,440)
Other liabilities	(5,161)

Total purchase price	$36,630

        In allocating the purchase price, the following adjustments were made to Pacific Western's historical amounts. Other liabilities were increased by $4,074,000, representing the estimated merger costs. Other assets were increased by $855,000, representing the tax effects of the estimated merger costs. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair value adjustments were considered to be immaterial to the financial presentation. These preliminary purchase price adjustments are subject to further refinement, including the determination of a core deposit premium.

        In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets", goodwill and intangibles with indefinite lives are not amortized for acquisitions initiated after June 30, 2001.

NOTE 14: MERGER COSTS OF PACIFIC WESTERN ACQUISITION

        The table below reflects First Community's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $4,074,000 ($3,219,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the acquition. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

Employee costs	$1,065,000
Conversion costs	400,000
Other costs	570,000

2,035,000
Tax benefits	855,000

1,180,000
Investment banking and other professional fees	2,039,000

$3,219,000

        First Community management's cost estimates are forward-looking. While the costs represent First Community management's current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 15: KEY TO PRO FORMA ADJUSTMENTS OF PACIFIC WESTERN ACQUISITION

        Summarized below are the pro forma adjustments necessary to reflect the acquisition of Pacific Western based on the purchase method of accounting:

aaa)	Cash raised which is not used as part of purchase. See note 12.
bbb)	Reflect goodwill resulting from the purchase method of accounting. See note 13.
ccc)	Reflect the deferred tax asset related to the deductible merger costs. See note 14.
ddd)	Adjust liabilities for accrued merger costs. See note 14.
eee)	Reflect issuance of common stock via a $20,000,000 rights offering less existing Pacific Western common stock of $1,536,000.
fff)	Eliminate Pacific Western additional paid-in-capital.
ggg)	Eliminate Pacific Western retained earnings.
hhh)	Eliminate Pacific Western unrealized gains on securities available-for-sale.
iii)
Estimated interest expense related to issuance of trust preferred at an assumed interest rate of 7.5% per annum. Had interest expense on the trust preferred securities varied by 1/2%, the effect on net income (loss) would have $14,500 after tax-per annum.
jjj)	Tax benefits associated with the reduced net interest income.
kkk)	Reflect issuance of $20,000,000 of trust preferred.

Note 16: BASIS OF PRESENTATION OF W.H.E.C.

        On November 12, 2001, First Community entered into an agreement with W.H.E.C., Inc., ("W.H.E.C."), the holding company of Capital Bank of North County, the "W.H.E.C. Agreement"), whereby W.H.E.C. would merge with and into First Community and Capital Bank would merge with and into a subsidiary of First Community ("the W.H.E.C. Acquisition"). It is expected that the W.H.E.C. Acquisition will close in the second quarter of 2002.

        Pursuant to the W.H.E.C. Agreement, each issued and outstanding share of common stock of W.H.E.C. prior to the W.H.E.C. Acquisition (other than as provided in the W.H.E.C. Agreement) will be converted into First Community common stock using an exchange ratio of 0.2353 (subject to adjustment as provided in the W.H.E.C. Agreement).

        The W.H.E.C. Acquisition will be accounted for using purchase accounting. Therefore, operating results of First Community for the year ended December 31, 2000 and the nine-month period ended September 30, 2001 will not include the operations of W.H.E.C. Also, the balance sheets of First Community as of September 30, 2001 and December 31, 2000 will not include the balance sheet of W.H.E.C. Due to the materiality of the acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the nine-month period ended September 30, 2001 and the one year period ended December 31, 2000 includes the operations of W.H.E.C. as if the W.H.E.C. Acquisition occurred at the beginning of the periods and the Unaudited Pro Forma Condensed Balance Sheets as of September 30, 2001 and December 31, 2000 include W.H.E.C. as if the W.H.E.C. Acquisition had occurred on those dates.

        The information for W.H.E.C. as of and for the year ended December 31, 2000 is derived from the audited financial statements of W.H.E.C. This information should be read in conjunction with the historical financial statements of W.H.E.C. including the respective notes thereto, which are included herein. The unaudited pro forma combined condensed financial data does not give effect to any operating efficiencies anticipated in conjunction with the W.H.E.C. Acquisition.

        Certain historical data of W.H.E.C. have been reclassified on a pro forma basis to conform to First Community's classifications. The unaudited pro forma numbers of common shares outstanding, common shareholders' equity per share, weighted average number of shares (basic and diluted) and income (loss) per share (basic and diluted) are based on the share amounts for First Community plus the share amounts for W.H.E.C. multiplied by the W.H.E.C. exchange ratio of 0.2353 as provided by the merger agreement.

Note 17: PURCHASE PRICE AND FUNDING OF W.H.E.C. ACQUISITION

        The purchase price is based on issuing approximately 1,080,000 shares of First Community common stock. The price of First Community common stock on the acquisition date was $20.00 per share resulting in a total purchase price of approximately $21,600,000.

Note 18: ALLOCATION OF PURCHASE PRICE OF W.H.E.C. ACQUISITION

        The purchase price of W.H.E.C. has been allocated as follows (in thousands):

Cash and cash equivalents	$18,844
Time deposits in financial institutions	450
Securities	30,127
Net loans	85,909
Goodwill	13,471
Premises and equipment	1,268
Other assets	4,667
Deposits	(129,042)
Other liabilities	(4,094)

Total purchase price	$21,600

        In allocating the purchase price, the following adjustments were made to W.H.E.C.'s historical amounts. Other liabilities were increased by $2,957,000, representing the estimated merger costs. Other assets were increased by $651,000, representing the tax effects of the estimated merger costs. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair market value adjustments were considered to be immaterial to the financial presentation. These preliminary purchase price adjustments are subject to further refinement, including the determination of a core deposit premium.

Note 19: MERGER COSTS OF W.H.E.C.

        The unaudited pro forma condensed financial data reflect First Community's and W.H.E.C.'s respective management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $2,957,000 ($2,306,000 net of taxes, computed using the combined federal and state tax rate of 42%) expected to be incurred in connection with the W.H.E.C. merger. While a portion of these costs may be required to be recognized over time, the current estimate of these cots has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs include the following:

Employee costs	$981,000
Conversion costs	400,000
Other costs	170,000

1,551,000
Tax benefits	651,000

Investment banking and other professional fees	1,406,000

$2,306,000

        These cost estimates are forward-looking. While the costs represent management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration by various of First Community's and W.H.E.C.'s task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the merger and resultant integration of operations will impact these estimates; the type and amount of costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 20: KEY TO PRO FORMA ADJUSTMENTS OF W.H.E.C. ACQUISITION

        Summarized below are the pro forma adjustments necessary to reflect the acquisition of W.H.E.C. based on the purchase method of accounting:

aaaa)	Reflect goodwill resulting from the purchase method of accounting. See note 18.
bbbb)	Reflect the deferred tax asset to the deductible merger costs. See note 19.
cccc)	Adjust liabilities for accrued merger costs. See note 19.
dddd)	Reflect issuance of common stock to W.H.E.C. shareholders
eeee)	Eliminate W.H.E.C. additional paid-in capital.
ffff)	Eliminate W.H.E.C. retained earnings
gggg)	Eliminate W.H.E.C. unrealized gain on securities available-for-sale

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Unaudited Pro Forma Condensed Combined Financial Data of First Community, First Charter, Pacific Western and W.H.E.C.
Notes to Unaudited Pro Forma Condensed Combined Financial Data of First Community, First Charter, Professional Bancorp, Pacific Western and W.H.E.C.